UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 23, 2011

UV FLU TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 125 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-5455

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K is being filed to correct the Date of report (Date of earliest event reported) on the Form 8-K as filed on June 24, 2011.  Due to a typographical error, the original report listed the Date of report (Date of earliest event reported) as March 1,  2011.  The corrected date, as reflected in this Amendment No. 1 is June 23, 2011.   This 8-K/A amends and restates the Form 8-K in its entirety.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.                      Amendments to Articles of Incorporation and Bylaws; Change in Fiscal year.

     On June 23, 2011, the Company amended Section 3 of  its Articles of Incorporation to increase the number of authorized shares from 75,000,000 to 150,000,000.  No other changes were made to the terms of the shares or the preferences or relative or other rights of the shares.  The par value remains the same as $0.001.  The amendment was approved by the vote of 50.15% of the outstanding shares of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: June 27, 2011	/s/ John J. Lennon
John J. Lennon
President, Chief Executive Officer and Chief Financial Officer